For Immediate Release

Date: October 18, 2018

Contact:	Robert M. Mahoney
President and Chief Executive Officer

Phone:	617-484-6700
Email:	robert.mahoney@belmontsavings.com

BSB Bancorp, Inc. Reports Third Quarter Results – Year Over Year Earnings Growth of 35.4%

BELMONT, MA, October 18, 2018 (PR Newswire) - BSB Bancorp, Inc. (NASDAQ-BLMT) (the "Company"), the holding company for Belmont Savings Bank (the "Bank"), a state-chartered savings bank headquartered in Belmont, Massachusetts, today reported net income of $6.2 million or $0.66 per diluted share for the quarter ended September 30, 2018 compared to net income of $4.6 million or $0.50 per diluted share for the quarter ended September 30, 2017 or an increase of 35.4% in net income. Excluding the one-time impact of the Tax Cuts and Jobs Act ("Tax Reform Act") in the fourth quarter of 2017, the Bank has attained 21 consecutive quarters of earnings growth. For the nine months ended September 30, 2018, the Company reported net income of $18.3 million or $1.95 per diluted share as compared to net income of $12.3 million or $1.33 per diluted share for the nine months ended September 30, 2017 or an increase in net income of 49.1%.
Robert M. Mahoney, President and Chief Executive Officer, said, "The quarter reflected a continuation of loan and deposit growth. Importantly, our efforts to increase fee income through residential loan sales and generate income from commercial loan interest rate swaps are bearing fruit."

Net Income
(12 months trailing)
$25
20
15
10
5
0
-5
Millions
JUN 12
SEPT 12
DEC 12
MAR 13
JUN 13
SEP 13
DEC 13
MAR 14
JUN 14
SEP 14
DEC 14
MAR 15
JUN 15
SEP 15
DEC 15
MAR 16
JUN 16
SEP 16
DEC 16
MAR 17
JUN 17
SEP 17
DEC 17*
MAR 18
JUN 18
SEP 18

Total Assets
$3.0
2.5
2.0
1.5
1.0
0.5
0.0
in Billions
2011 Q4
2012 Q4
2013 Q4
2014 Q4
2015 Q4
2016 Q4
2017 Q4
2018 Q3

Non Performing Assets/Total Assets
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
2011 Q4
2012 Q4
2013 Q4
2014 Q4
2015 Q4
2016 Q4
2017 Q4
2018 Q3

Efficiency Ratio**
100%
90%
80%
70%
60%
50%
40%
2011
2012
2013
2014
2015
2016
2017
2018 YTD

*The fourth quarter of 2017 included a one-time charge of $2.6 million, recorded within income tax expense, related to the enactment of the Tax Cuts and Jobs Act. This charge resulted from the re-measurement of the Bank's deferred tax assets due to a lower future U.S corporate income tax rate.

**Non-interest expense divided by net interest income and non-interest income.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income before provision for loan losses for the quarter ended September 30, 2018 was $15.4 million as compared to $14.2 million for the quarter ended September 30, 2017 or an 8.7% increase. The provision for loan losses for the quarter ended September 30, 2018 was $191,000 as compared to $535,000 for the quarter ended September 30, 2017 or a 64.3% decrease. The decrease in the provision for loan losses was driven by lower loan growth for the quarter ended September 30, 2018 as compared to the quarter ended September 30, 2017. The combination of these items resulted in an increase of $1.6 million or 11.5% in net interest and dividend income after provision for loan losses for the quarter ended September 30, 2018 as compared to the quarter ended September 30, 2017.
Net interest and dividend income before provision for loan losses for the nine months ended September 30, 2018 was $45.7 million as compared to $41.4 million for the nine months ended September 30, 2017 or a 10.3% increase. The provision for loan losses for the nine months ended September 30, 2018 was $1.2 million as compared to $2.1 million for the nine months ended September 30, 2017 or a 42.4% decrease. The decrease in the provision for loan losses was driven by improvements in the factors used to estimate the allowance for loan losses as well as the elimination of the specific reserve on an impaired loan that was sold. The combination of these items resulted in an increase of $5.1 million or 13.1% in net interest and dividend income after provision for loan losses for the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017.

NONINTEREST INCOME
Noninterest income for the quarter ended September 30, 2018 was $1.1 million as compared to $885,000 for the quarter ended September 30, 2017 or an increase of 28.4%. This increase was driven by $126,000 in fee income recognized on loan-level derivative agreements that we entered into during the quarter.
Noninterest income for the nine months ended September 30, 2018 was $3.7 million as compared to $2.5 million for the nine months September 30, 2017 or an increase of 49.1%. This increase was driven by loan-level derivative income of $1.2 million.
NONINTEREST EXPENSE
Noninterest expense for the quarter ended September 30, 2018 was $7.8 million as compared to $7.9 million for the quarter ended September 30, 2017 or a decrease of 1.3%.
•
Salaries and employee benefits decreased $173,000 or 3.3% driven by reduced incentive compensation expense as well as reduced stock-based compensation expense as the majority of stock awards granted under the 2012 Equity Incentive Plan were fully expensed in the fourth quarter of 2017.

•
Director compensation decreased $107,000 or 29.6% driven by reduced stock-based compensation expense as the majority of stock awards granted under the 2012 Equity Incentive Plan were fully expensed in the fourth quarter of 2017.

•	Deposit insurance expense increased by $96,000 or 22.2% driven by asset growth.
•	Marketing expense increased by $49,000 or 27.5% due to the timing of certain marketing initiatives.
Noninterest expense for the nine months ended September 30, 2018 was $23.3 million as compared to $23.0 million for the nine months ended September 30, 2017 or an increase of 1.1%.
•	Salaries and employee benefits increased $262,000 or 1.8%.
•
Director compensation decreased $344,000 or 33.7% resulting from reduced stock-based compensation expense as the majority of stock awards granted under the 2012 Equity Incentive Plan were fully expensed in the fourth quarter of 2017.

•	Deposit insurance expense increased by $262,000 or 21.0% driven by asset growth.
Our efficiency ratio improved to 47.3% for the quarter ended September 30, 2018 from 52.6% for the quarter ended September 30, 2017 and to 47.2% for the nine months ended September 30, 2018 from 52.5% for the nine months ended September 30, 2017 as we continue to grow the balance sheet and manage costs. A talented and committed colleague team combined with continued operational enhancements have contributed to the improvement in our efficiency ratio.
INCOME TAXES
We recorded a provision for income taxes of $2.3 million for the quarter ended September 30, 2018, compared to a provision for income taxes of $2.0 million for the quarter ended September 30, 2017, reflecting effective tax rates of 27.0% and 30.3%, respectively. We recorded a provision for income taxes of $6.6 million for the nine months ended September 30, 2018, compared to a provision for income taxes of $6.5 million for the nine months ended September 30, 2017, reflecting effective tax rates of 26.5% and 34.6%, respectively. The decrease in the effective tax rate was driven by a reduction in the federal income tax rate from 35% to 21% that became effective on January 1, 2018.

BALANCE SHEET
At September 30, 2018, total assets were $2.97 billion, an increase of $295.2 million or 11.0% from $2.68 billion at December 31, 2017. The Company experienced net loan growth of $273.1 million or 11.9% from December 31, 2017 to September 30, 2018. One-to-four family residential real estate loans, commercial real estate loans and multi-family real estate loans increased by $221.2 million, $50.9 million and $39.9 million, respectively. Partially offsetting these increases were decreases in home equity lines of credit, indirect auto loans and construction loans of $14.0 million, $14.6 million and $9.6 million, respectively. The asset growth was primarily funded by growth in deposits and federal home loan bank advances.
At September 30, 2018, deposits totaled $1.9 billion, an increase of $197.1 million or 11.3% from $1.75 billion at December 31, 2017. Core deposits, which we consider to include all deposits other than CDs, increased by $34.8 million or 2.8% from $1.25 billion at December 31, 2017 to $1.28 billion at September 30, 2018. Hal R. Tovin, Executive Vice President and Chief Operating Officer, said "Deposit growth continued in Q3 despite a very competitive marketplace. Municipal relationship expansion, continued acquisition of customers in the Non Profit Sector and the ongoing introduction and advertising of retail products drove this performance."
Total stockholders' equity increased by $19.9 million or 11.2% from $178.0 million as of December 31, 2017 to $198.0 million as of September 30, 2018. This increase is primarily the result of earnings of $18.3 million and a $1.7 million increase in additional paid-in capital related to stock-based compensation.
ASSET QUALITY
Asset quality remains strong. The allowance for loan losses in total and as a percentage of total loans as of September 30, 2018 was $17.5 million and 0.68%, respectively, as compared to $16.3 million and 0.71%, respectively, as of December 31, 2017.  For the nine months ended September 30, 2018, the Company recorded net charge offs of $23,000, as compared to net charge offs of $35,000 for the nine months ended September 30, 2017. Total non-performing assets were $1.2 million or 0.04% of total assets as of September 30, 2018 and $1.4 million or 0.05% of total assets as of December 31, 2017.

Company Profile
BSB Bancorp, Inc. is headquartered in Belmont, Massachusetts and is the holding company for Belmont Savings Bank. The Bank provides financial services to individuals, families, nonprofit organizations, municipalities and businesses through its six full-service branch offices located in Belmont, Watertown, Cambridge, Newton and Waltham in Southeast Middlesex County, Massachusetts. The Bank's primary lending market includes Middlesex, Norfolk and Suffolk Counties, Massachusetts. The Company's common stock is traded on the NASDAQ Capital Market under the symbol "BLMT." For more information, visit the Company's website at www.belmontsavings.com.

Forward-looking statements

Certain statements herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, the Company's ability to continue to increase loans and deposit growth, legislative and regulatory changes that adversely affect the businesses in which the Company is engaged, changes in the securities market, and other factors that are described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise, except as may be required by law.

BSB BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and due from banks	$1,676	$1,771
Interest-bearing deposits in other banks	131,945	109,117
Cash and cash equivalents	133,621	110,888
Interest-bearing time deposits with other banks	5,229	2,440
Investments in available-for-sale securities	4,035	16,921
Investments in held-to-maturity securities (fair value of $146,658 as of September 30, 2018 and $158,385 as of December 31, 2017)	150,981	160,090
Federal Home Loan Bank stock, at cost	37,412	32,382
Loans held for sale	6,214	-
Loans, net of allowance for loan losses of $17,481 as of September 30, 2018 and $16,312 as of December 31, 2017	2,570,105	2,296,958

Premises and equipment, net	2,305	2,254
Accrued interest receivable	7,666	6,344
Deferred tax asset, net	6,114	5,794
Income taxes receivable	276	53
Bank-owned life insurance	37,770	36,967
Other assets	10,079	5,474
Total assets	$2,971,807	$2,676,565

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$201,966	$221,462
Interest-bearing	1,746,362	1,529,789
Total deposits	1,948,328	1,751,251
Federal Home Loan Bank advances	794,250	723,150
Securities sold under agreements to repurchase	2,254	3,268
Accrued interest payable	1,914	1,594
Deferred compensation liability	8,454	7,919
Other liabilities	18,657	11,354
Total liabilities	2,773,857	2,498,536
Stockholders' Equity:
Common stock; $0.01 par value per share, 100,000,000 shares authorized; 9,753,797 and 9,707,665 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	98	97
Additional paid-in capital	96,241	94,590
Retained earnings	105,171	86,884
Accumulated other comprehensive (loss) income	(42)	89
Unearned compensation - ESOP	(3,518)	(3,631)
Total stockholders' equity	197,950	178,029
Total liabilities and stockholders' equity	$2,971,807	$2,676,565

Asset Quality Data:
Total non-performing assets	$1,205	$1,376
Total non-performing loans	$1,194	$1,376
Non-performing loans to total loans	0.05%	0.06%
Non-performing assets to total assets	0.04%	0.05%
Allowance for loan losses to non-performing loans	1464.07%	1185.47%
Allowance for loan losses to total loans	0.68%	0.71%

Share Data:
Outstanding common shares	9,753,797	9,707,665
Book value per share	$20.29	$18.34

Consolidated Capital Ratios:
Common Equity Tier 1 Risk-Based Capital Ratio	10.74%	10.35%
Tier 1 Risk-Based Capital Ratio	10.74%	10.35%
Total Risk-Based Capital Ratio	11.69%	11.30%
Leverage Ratio	6.76%	6.97%

BSB BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended September30		Nine months ended September30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Interest and dividend income:
Interest and fees on loans	$23,778	$18,432	$66,796	$52,328
Interest on taxable debt securities	857	829	2,628	2,452
Dividends	525	320	1,359	866
Other interest income	484	177	1,162	382
Total interest and dividend income	25,644	19,758	71,945	56,028
Interest expense:
Interest on deposits	6,498	3,391	16,346	8,992
Interest on Federal Home Loan Bank advances	3,736	2,187	9,945	5,645
Interest on securities sold under agreements to repurchase	1	1	4	3
Total interest expense	10,235	5,579	26,295	14,640
Net interest and dividend income	15,409	14,179	45,650	41,388
Provision for loan losses	191	535	1,192	2,070
Net interest and dividend income after provision
for loan losses	15,218	13,644	44,458	39,318
Noninterest income:
Customer service fees	221	205	628	586
Income from bank-owned life insurance	274	287	803	834
Net gain on sales of loans	305	267	642	613
Loan servicing fee income	77	71	282	288
Loan level derivative income	126	-	1,158	-
Other income	133	55	229	188
Total noninterest income	1,136	885	3,742	2,509
Noninterest expense:
Salaries and employee benefits	5,071	5,244	14,954	14,692
Director compensation	254	361	676	1,020
Occupancy expense	242	242	742	741
Equipment expense	101	100	277	327
Deposit insurance	528	432	1,512	1,250
Data processing	687	674	2,150	2,062
Professional fees	212	220	757	779
Marketing	227	178	742	739
Other expense	504	478	1,495	1,439
Total noninterest expense	7,826	7,929	23,305	23,049
Income before income tax expense	8,528	6,600	24,895	18,778
Income tax expense	2,300	2,001	6,589	6,500
Net income	$6,228	$4,599	$18,306	$12,278
Earnings per share
Basic	$0.70	$0.52	$2.05	$1.39
Diluted	$0.66	$0.50	$1.95	$1.33

Return on average assets	0.84%	0.76%	0.87%	0.71%
Return on average equity	12.65%	10.51%	12.96%	9.74%
Interest rate spread (1)	1.89%	2.20%	1.99%	2.27%
Net interest margin (1)	2.07%	2.36%	2.17%	2.41%
Efficiency ratio	47.30%	52.64%	47.18%	52.51%
Net charge-offs	$6	$4	$23	$36

(1) Does not include dividends on FHLB stock of $525,000 and $1.4 million and $320,000 and $866,000 for the three and nine months ended September 30, 2018 and 2017 (unaudited), respectively.